UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)      MARCH 27, 2006
                                                      --------------------------

                            COMVERSE TECHNOLOGY, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    NEW YORK
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                 (State or Other Jurisdiction of Incorporation)


          0-15502                                         13-3238402
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 (Commission File Number)                      (IRS Employer Identification No.)


  909 THIRD AVENUE, NEW YORK, NEW YORK                               10022
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(Address of Principal Executive Offices)                           (Zip Code)


                                 (212) 652-6801
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              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         (a)      SPECIAL COMMITTEE AGREEMENT

         As previously announced on March 14, 2006, the Board of Directors of Comverse Technology, Inc. (the "COMPANY") created a special committee (the "SPECIAL COMMITTEE") composed of outside directors to review matters relating to the Company's stock option grants, including the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed. As compensation for serving on the Special Committee, the Board of Directors approved on March 27, 2006 the payment of $25,000 per month to each of the two members of the Special Committee, Raz Alon and Ron Hiram, for the first three months of the Special Committee's review. Any compensation paid to the members of the Special Committee following such three-month period will be determined by the Board of Directors.

         (b)      ACQUISITION OF NETCENTREX S.A.

         On April 7, 2006, Comverse, Inc. ("COMVERSE"), a Delaware corporation and wholly-owned subsidiary of Comverse Technology, Inc., entered into a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") with certain stockholders (the "SELLING STOCKHOLDERS") of Netcentrex S.A., a company organized under the laws of France ("NETCENTREX").

         Pursuant to the Stock Purchase Agreement, Comverse has agreed to purchase shares of Netcentrex from the Selling Stockholders, who own approximately 80% of Netcentrex's outstanding shares, and from the remaining shareholders who become parties to the Stock Purchase Agreement or are otherwise required to sell their shares under "drag-along" rights under an agreement among substantially all Netcentrex shareholders. If all Netcentrex shares are purchased, the aggregate consideration payable by Comverse will be approximately $164 million in cash, subject to certain adjustments, plus a contingent earnout of up to $16 million. The actual amount of the cash consideration payable upon consummation of the transaction will depend, in part, upon the aggregate number of shares of Netcentrex to be purchased. It is a condition to closing, which may be waived by Comverse, that at least 96.5% of Netcentrex's outstanding shares are tendered at the closing of the transaction. The actual amount of the contingent earnout payment, if any, will be determined based upon achievement of certain financial targets by Netcentrex during the remainder of fiscal 2006 and for fiscal 2007. The acquisition is subject to a number of closing conditions, which may be waived by Comverse, including approvals or expiration of waiting periods with respect to filings required by competition laws or regulations, receipt of certain third party consents or agreements and other customary conditions.

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
ITEM 7.01.     REGULATION FD DISCLOSURE

         On April 10, 2006, Comverse Technology, Inc. issued a press release disclosing the acquisition contemplated by the Stock Purchase Agreement described in Item 1.01. A copy of Comverse Technology, Inc.'s press release dated April 10, 2006 is attached to this Current Report on Form 8-K as Exhibit
99.1 and is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)            Exhibits.

99.1           Press release dated April 10, 2006.
























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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          COMVERSE TECHNOLOGY, INC.

                                          By: /s/ Paul L. Robinson
                                              --------------------------------
                                              Name: Paul L. Robinson
                                              Title: General Counsel and
                                                     Vice President-Legal



Date: April 13, 2006



















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
                                  EXHIBIT INDEX


     EXHIBIT NO.                      DESCRIPTION

        99.1               Press release dated April 10, 2006.






























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